EXHIBIT 23

                       Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of Capital Bank Corporation on Form S-8 (File No. 333-76919) of our report dated January 26, 2001, on our audits of the financial statements of Capital Bank Corporation as of December 31, 2000 and 1999, and for each of the years in the three year period ended December 31, 2000, which report has been included in this Annual Report on Form 10-K.






/s/PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina

March 27, 2001